Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

November 2, 2020

Tenzing Acquisition Corp.

250 West 55th Street

New York, New York 10019

Re:	Registration Statement on Form S-4 (File No. 333-245057)

Ladies and Gentlemen:

We have acted as special counsel to Tenzing Acquisition Corp., a British Virgin Islands corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 20, 2020 (the “Merger Agreement”), by and among the Company, Tenzing Merger Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Reviva Pharmaceuticals, Inc., a Delaware corporation, and Tenzing LLC. Such transactions include the Company’s discontinuance under the British Virgin Islands Business Companies Act, 2004 and domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which the Company’s jurisdiction of incorporation will be changed by way of continuation out of the British Virgin Islands to the State of Delaware (the “Domestication”). Following the Domestication, the Company will be renamed “Reviva Pharmaceuticals Holdings, Inc.” We refer to the post-Domestication Delaware entity as the Successor.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 10,941,934 shares of common stock of the Successor, par value $0.0001 per share (the “Common Stock”), (ii) warrants to purchase up to 6,683,813 shares of Common Stock, each warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrant”), and (iii) up to 6,683,813 shares of Common Stock underlying the Warrants (the “Warrant Shares” and together with the Common Stock and Warrants, the “Securities”).

Pursuant to the Domestication, all outstanding securities of the Company will automatically become securities of the Successor by operation of law.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement, and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Certificate of Incorporation of the Successor to be effective upon the Domestication; (iii) the form of By-Laws of the Successor to be effective upon the Domestication; (iv) the Warrant Agreement dated August 20, 2018 between Continental Stock Transfer & Trust Company and the Company and (v) the form of Warrant filed as an exhibit to the Registration Statement (the “Warrant Form”). With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.             Prior to effecting the Domestication and prior to the issuance of the Securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication and the Merger Agreement; and (iii) all other necessary action will have been taken under the applicable laws of the British Virgin Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable British Virgin Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.             The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

3.             At and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will have been effective under applicable law and (iii) the shareholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that

1. Common Stock. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Warrants. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, provided that the Warrants have been duly executed and delivered by the Company to the holders thereof, the Warrants will be legally binding obligations of the Successor enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; (e) with respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

3. Warrant Shares. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement, the Warrant Agreement and the Warrant Form, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP